Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Merrill Lynch & Co., Inc. and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Craig T. Beazer, Lauren A. Mogensen and Edward P. O’Keefe, and each of them acting individually, its, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2010, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Merrill Lynch & Co., Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

MERRILL LYNCH & CO., INC.

By:	/s/ Thomas K. Montag
Thomas K. Montag
Director and Chief Executive Officer

Dated: February 28, 2011

Signature	Title	Date

/s/ Thomas K. Montag Thomas K. Montag	Director and Chief Executive Officer (Principal Executive Officer)	February 28, 2011

/s/ Robert Qutub Robert Qutub	Chief Financial Officer (Principal Financial Officer)	February 28, 2011

/s/ Peter D. Taube Peter D. Taube	Chief Accounting Officer and Controller (Principal Accounting Officer)	February 28, 2011

/s/ Brian T. Moynihan Brian T. Moynihan	Chairman and Director	February 28, 2011

/s/ Charles H. Noski Charles H. Noski	Director	February 28, 2011

/s/ Sallie L. Krawcheck Sallie L. Krawcheck	Director	February 28, 2011

/s/ Bruce Thompson Bruce Thompson	Director	February 28, 2011